ASSUMPTION AGREEMENT



         THIS ASSUMPTION AGREEMENT, dated as of December 17, 1999 (the "Agreement"), is made and entered into by and among THERMOGAS L.L.C., a Delaware limited liability company ("Thermogas"), FERRELLGAS, L.P., a Delaware limited partnership ("Ferrellgas"), FERRELLGAS, INC., a Delaware corporation and the sole general partner of Ferrellgas ("FGI"), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent for the Banks under the Credit Agreement referred to below. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Credit Agreement.

                                   WITNESSETH

         WHEREAS, pursuant to that certain Credit Agreement, dated as of December 17, 1999 (as amended, modified, extended, renewed or replaced from time to time, the "Credit Agreement"), among Thermogas, as Borrower, the several financial institutions party thereto (the "Banks") and Bank of America, N.A., as Administrative Agent, the Banks have agreed to provide Thermogas with a $183,000,000 credit facility;

         WHEREAS, Ferrellgas Partners, L.P. (the "MLP"), an Affiliate of Ferrellgas, has acquired all of the limited liability company interests of Thermogas from Williams Natural Gas Liquids, Inc. and, immediately following the consummation of such acquisition, the MLP contributed all of such limited liability company interests to Ferrellgas;

         WHEREAS, the Credit Agreement contemplates that, following the contribution of the limited liability company interests of Thermogas to Ferrellgas, Ferrellgas will assume all of the obligations of Thermogas and become liable as the "Borrower" under the Loan Documents and Thermogas will be merged with and into Ferrellgas;

         WHEREAS,   Ferrellgas   now  desires  to  assume  all  of  the  rights,
obligations, duties and responsibilities of Thermogas under the Credit Agreement and the other Loan Documents; and

         WHEREAS, FGI, as the sole general partner of Ferrellgas, now desires to assume all of the rights, obligations, duties and responsibilities of the "General Partner" under the Credit Agreement and the other Loan Documents;

         NOW,  THEREFORE,  in consideration of these premises and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

         SECTION 1. Assumption by Ferrellgas. Effective as of the date hereof, Ferrellgas hereby (i) assumes all of the rights, duties and obligations of Thermogas under the Credit Agreement and the Loan Documents, (ii) irrevocably and unconditionally agrees with the Administrative Agent and the Banks to be bound by all of the terms and conditions of the Credit Agreement and the Loan Documents and to perform all of the obligations and discharge all of the liabilities of Thermogas existing at or accrued prior to the date hereof or hereafter arising under the Credit Agreement and the Loan Documents and (iii) without limiting any of the foregoing, ratifies, and agrees to be bound by, (A) the representations and warranties set forth in Article VI of the Credit Agreement and (B) all of the affirmative and negative covenants set forth in Articles VII and VIII of the Credit Agreement. Without limiting the generality of the foregoing terms of this Section 1, Ferrellgas hereby promises to pay to each Bank the principal balance of, and accrued interest on, each Loan made under the Loan Documents and the other Obligations in accordance with the terms of the Loan Documents.

         SECTION 2. Assumption by FGI. Effective as of the date hereof, FGI hereby (i) assumes all of the rights, duties and obligations of the General Partner under the Credit Agreement and the other Loan Documents, (ii) irrevocably and unconditionally agrees with the Administrative Agent and the Banks to be bound by all of the terms and conditions of the Credit Agreement and the Loan Documents and to perform all of the obligations and discharge all of the liabilities of the General Partner existing at or accrued prior to the date hereof or hereafter arising under the Credit Agreement and the Loan Documents and (iii) without limiting any of the foregoing, ratifies, and agrees to be bound by, (A) the representations and warranties set forth in Article VI of the Credit Agreement and (B) all of the affirmative and negative covenants set forth in Articles VII and VIII of the Credit Agreement.

         SECTION 3. No Release of Thermogas. Notwithstanding the agreements of Ferrellgas set forth in Section 1 above, Thermogas shall not be released from its rights, duties and obligations under the Credit Agreement and the other Loan Documents.

         SECTION 4. References in the Loan Documents. From and after the execution and delivery of this Agreement, (a) Ferrellgas shall have succeeded Thermogas as the "Borrower" under the Loan Documents, and all references to the "Borrower" in the Loan Documents shall refer to Ferrellgas and not to Thermogas,
(b) all references to the "General Partner" in the Loan Documents shall refer to FGI and (c) all references to the "Credit Agreement" in any Loan Documents shall refer to the Credit Agreement, as modified by this Agreement. Except as expressly modified by this Agreement, all of the terms and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.

     SECTION 5. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 7. Severability If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provisions shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed in without giving effect to the illegal, invalid or unenforceable provisions.

         SECTION 8. Counterparts. This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.









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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.



THERMOGAS L.L.C.
a Delaware limited liability company


By:_______________________________________
Name:
Title:


FERRELLGAS, L.P.,
a Delaware limited partnership

By: Ferrellgas, Inc.
Its: General Partner


By:_______________________________________
Name:
Title:


FERRELLGAS, INC.,
a Delaware corporation


By:_______________________________________
Name:
Title:


ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A.,
as Administrative Agent


By:_______________________________________
Name: Daryl G. Patterson
Title: Managing Director

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